                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  CORE, INC.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)

            Massachusetts                               04-2828817
        -----------------------                     ------------------
       (State or other jurisdiction                    (I.R.S. employer
     of incorporation or organization)             identification number)

            18881 Von Karman Avenue, Suite 1750, Irvine, CA  92715
       ----------------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)


               CORE MANAGEMENT, INC. EMPLOYEE STOCK OPTION PLAN
                            AND OTHER STOCK OPTIONS
   ------------------------------------------------------------------------
                           (Full title of the plans)

                            George C. Carpenter IV
               Chairman of the Board and Chief Executive Officer
                                  CORE, INC.
                      18881 Von Karman Avenue, Suite 1750
                           Irvine, California 92715
                    --------------------------------------
                    (Name and address of agent for service)

                                (714) 442-2100
               -------------------------------------------------
         (Telephone number, including area code, of agent for service)
                                _______________
                         Copies of communications to:

                             Stephen M. Kane, Esq.
                     Rich, May, Bilodeau & Flaherty, P.C.
                             294 Washington Street
                          Boston, Massachusetts 02108
                                (617) 482-1360
                                _______________

                       CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of Securities      Amount to be        Proposed maximum                Proposed maximum            Amount of
to be registered          registered   offering price per share (1)   aggregated offering price (1)   registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par              50,104            $8.625                     $432,147                     $130.96
value $0.10 per share
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (c) based on the last reported sale price on the NASDAQ National Market on November 25, 1996.

*THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULES 456 AND 462 PROMULGATED UNDER THE SECURITIES ACT OF 1933.*

                                     PART I

                      INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     This Registration Statement on Form S-8 covers 50,104 shares of the Company's Common Stock issued under options granted to employees and consultants of CORE Management, Inc. ("CMI") and assumed by the Company in connection with its March 1995 merger involving CMI. A Reoffer Prospectus with respect to such 50,104 shares is Exhibit 99.1 to this Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the latest prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c) The description of the Company's Common Stock, par value $0.10, contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The Company's Common Stock, par value $0.10 per share, is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities offered hereby will be passed upon for the Company by Rich, May, Bilodeau & Flaherty, P.C., 294 Washington Street, Boston, Massachusetts 02108. Neither Rich, May, Bilodeau & Flaherty, P.C. nor any member of such firm had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Company or its subsidiary. Stephen M. Kane, Esq., a member of such firm, is the Assistant Clerk of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Organization, as amended, contain provisions limiting the liability of directors to the fullest extent permitted by Massachusetts law as currently or hereinafter in effect. Massachusetts law currently permits the elimination of personal liability of a director for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except for (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions to stockholders or loans to insiders, or (iv) any transaction from which the director derived an improper personal benefit.

     The Company's Articles of Organization also provide for the indemnification of officers and directors of the Company, to the extent legally permissible, against all liabilities and expenses (including judgments, fines, penalties and attorneys' fees and, under certain circumstances, all amounts paid in compromise and settlement) reasonably incurred by such officer or director in connection with any action, suit or proceeding in which any such director or officer is a defendant or with which he or she may be threatened or otherwise involved, by reason of his or her being or having been a director or officer of the Company, except in relation to matters as to which such director or officer shall be finally adjudged, other than by consent, in such action, suit or proceeding not to have acted in the best interests of the corporation.

     The Company has entered into separate indemnification agreements with each of its directors and executive officers providing for indemnification of such persons to the extent permitted by law.

     Additionally, the Company has purchased a directors and officers insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The options of Company Common Stock referred to in this Registration Statement on Form S-8 were not registered under the Securities Act, in reliance on the exemption set forth in Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Such options are subject to option agreements which include provisions stating that the optionee must comply with applicable federal and state securities laws in connection with the resale of any shares of Company Common Stock received upon exercise of the option.

ITEM 8.  EXHIBITS.

     4.1 Restated Articles of Organization of the Company, dated November 22, 1991, as further amended by Articles of Amendment, dated March 24, 1995, and as further amended by Articles of Amendment, dated July 28, 1995, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, filed November 14, 1995, and incorporated herein by reference.

     4.2 By-Laws of the Company, as amended, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K, filed March 30, 1993, and incorporated herein by reference.

     4.3    Specimen of the Company's Common Stock Certificate, filed as Exhibit
            4.1 to the Company's Annual Report on Form 10-K, filed April 1, 1996, and incorporated herein by reference.

     4.4 Core Management, Inc. Employee Stock Option Plan. Filed as exhibit no. 10.65 to the Company's Registration Statement on Form S-4 (Registration No. 33-73906), filed January 10, 1994, and incorporated herein by reference.

     *5.1   Opinion of Rich, May, Bilodeau & Flaherty, P.C.

     *23.1  Consent of Ernst & Young LLP.

     *23.2 Consent of Rich, May, Bilodeau & Flaherty, P.C. (contained in the opinion filed as Exhibit 5.1 hereto).

     *99.1 Reoffer Prospectus, dated November 25, 1996, with respect to 50,104 shares of the Company's Common Stock.

___________________
*filed herewith

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on this 25th day of November, 1996.

                                    CORE, INC.
                                    By:/s/ George C. Carpenter IV
                                      ------------------------------------------
                                      George C. Carpenter IV
                                      Chairman of the Board and
                                      Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below hereby constitutes and appoints George C. Carpenter, Craig C. Horton and William E. Nixon, and each of them, as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, (i) to sign any and all amendments (including post-effective amendments) to this Registration Statement, (ii) to file any of the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ George C. Carpenter IV           Chairman of the Board of                   November 25, 1996
-----------------------------
George C. Carpenter IV               Directors and Chief Executive Officer

/s/ William E. Nixon                 Chief Financial Officer, Treasurer         November 25, 1996
-----------------------------
William E. Nixon                     and Executive Vice President

/s/ Craig C. Horton                  President and Director                     November 25, 1996
-----------------------------
Craig C. Horton

/s/ Leslie Alexandre                 Director                                   November 25, 1996
-----------------------------
Leslie Alexandre

/s/ Stephen C. Caulfield             Director                                   November 25, 1996
-----------------------------
Stephen C. Caulfield

/s/ Richard H. Egdahl, M.D.          Director                                   November 25, 1996
-----------------------------
Richard H. Egdahl, M.D.

/s/ John Pappajohn                   Director                                   November 25, 1996
-----------------------------
John Pappajohn